Exhibit 99.1
LETTER OF TRANSMITTAL
This Letter of Transmittal relates to the offer to exchange, commencing on                     , 2018, common shares of Castor Maritime Inc. (the "Company") that have been registered for exchange, or the Exchange Shares, for an equivalent number of common shares, previously sold in private offerings, or the Original Shares, (the "Exchange Offer") pursuant to the Prospectus dated                     , 2018 (the "Prospectus"). American Stock Transfer & Trust Company, LLC has been appointed to serve as the Exchange Agent.
Consequences of Failure to Exchange
Following the completion of the Exchange Offer, holders of Original Shares that are not tendered or that are tendered but not accepted by the Company may resell Original Shares only if an exemption from registration under the Securities Act and applicable state securities laws is available or, outside of the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act.
Based on interpretations of the SEC staff that did not involve the Company, Exchange Shares issued pursuant to this Exchange Offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the Exchange Shares in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the Exchange Shares to be acquired in this Exchange Offer. Any holder who tenders in this Exchange Offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the Exchange Shares (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
Participation in the Exchange Offer
To participate in the Exchange Offer please provide your properly completed and signed Letter of Transmittal, and if applicable, your stock certificate, which may be sent by post or delivered to the Company, as follows:
Castor Maritime Inc.
Victory House, 205 Archbishop Makarios Avenue, Limassol 3030, Cyprus
1)          Your shareholdings held in certificated form or registered with the Company:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
	Certificate No(s) (if applicable)	Number of Shares

TOTAL SHARES F

2)          Details for the delivery of the Exchange Shares (Please check one):
Alternative A:

☐
The undersigned elects to receive the Exchange Shares in certificated form mailed to the following address:
__________________________________
_________________________________
_________________________________

Alternative B:

☐
The undersigned hereby instructs the agents of the Company to cause the deposit of the Exchange Shares to the Depository Trust Company (DTC). In order for the Exchange Shares to be credited to your account, you must instruct your Broker Representative at your Broker to receive the Exchange Shares on the settlement date (shares will be delivered/transferred via Deposit Withdrawal at Custodian ("DWAC") from American Stock Transfer & Trust Company, LLC ("AST")), which is expected to be two business days following the Expiration Date of the Exchange Offer from, AST the Company's U.S. Transfer Agent  in accordance with its standard settlement procedures.

Depository Trust Company (DTC) Participant
DTC Participant Name:
DTC Participant Number:
DTC Participant Account Number:
Customer Brokerage Account Number
(Customer brokerage account number is your personal account number with the DTC Participant.)
Undersigned's account number with Broker:
Broker Representative Name:
Broker Representative Phone Number:
Broker Representative's E-mail:
Alternative C:

If you do not have an account with a DTC participant, you may elect to receive the Exchange Shares through a Direct Registration System (DRS) Account at AST. The Direct Registration System is a method of recording shares of stock electronically in book-entry form. In order to hold shares of the Company in DRS, a shareholder must open an account with AST. If you elect to hold your Exchange Shares in DRS, you will receive an account statement from AST. In the future, you will be able to transfer your shares from DRS to an account at a DTC Participant if you choose. In order to take further actions with respect to shares held in DRS, you will need to contact AST at (877) 248-6417 or (718) 921- 8317.

☐	The undersigned elects to receive the Exchange Shares in a new account in the Direct Registration System at AST:

Shareholder Name:
Shareholder Address:

UNSETTLED TRANSACTIONS: For transactions that have not been settled through a customer brokerage account within 10 business days, AST will deliver the Exchange Shares through a DRS Account in your name established for the purpose of facilitating delivery of the Exchange Shares.
EXPIRATION DATE: The Exchange Offer expires at 4:59 p.m., New York City time (10:59 p.m. Central European Time), on                     , 2018, unless extended as described in the Prospectus (as extended, the "Expiration Date"). Shareholders who own shares in the Company allocated to more than one registered account will receive one Letter of Transmittal for each account. All Letters of Transmittal must be completed, signed and returned within the deadline.
CERTAIN INFORMATION ABOUT THE EXCHANGE OFFER: Under the terms of the Exchange Offer, you will not be able to sell, pledge or otherwise encumber or transfer to another registered account the Original Shares that are covered by this Letter of Transmittal.  You will be responsible for any and all fees charged by your bank or brokerage when you receive the Exchange Shares.
The Exchange Offer cannot be accepted in any jurisdictions in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdictions.
The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer—Conditions of the Exchange Offer." As a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Original Shares tendered hereby and, in such event, the Original Shares not exchanged will be returned to the undersigned at the address shown above, promptly following the expiration or termination of the Exchange Offer. In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date if any of the conditions set forth under "The Exchange Offer—Conditions of the Exchange Offer" occur. In the event of any material change in the Exchange Offer, including the waiver of a material condition of the Exchange Offer, the offer period will be extended for at least five business days following notice of the material change.
Tenders of Original Shares pursuant to any one of the procedures described in the Prospectus will, upon the Company's acceptance for exchange of such tendered Original Shares, constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer. Under the circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Original Shares.
Shareholders that participate in the Exchange Offer will continue to remain the beneficial owners of the shares, but the beneficial ownership interest will be held (A) in the form of Exchange Shares in certificated form (Alternative A); (B) in an account with a DTC participant (Alternative B); or (C) in a DRS Account at AST (Alternative C).

To the Company and the Exchange Agent:

1.
I/we irrevocably accept the offer to exchange all of my/our Original Shares for Exchange Shares in accordance with the terms and conditions set out in the Prospectus and this Letter of Transmittal (which together, as amended, supplemented or modified from time to time, constitute the "Exchange Offer").

2.
The Exchange Agent and the Company are irrevocably authorized, subject to the withdrawal rights described below, to tender the Original Shares in exchange for the Exchange Shares. Upon the terms and subject to the conditions of the Exchange Offer (and if the Exchange Offer is extended or amended, the terms of any such extension or amendment), effective upon acceptance for the Original Shares tendered herewith, the undersigned appoints the Exchange Agent and the Company as the true and lawful agents and attorneys-in-fact (with full knowledge that the Exchange Agent also acts as agent for the Company) of such holder of Original Shares with respect to such Original Shares, with full power of substitution, to (i) delete the beneficial ownership interest in the Original Shares held through a registered position or in certificated form, (ii) the Original Shares be cancelled and destroyed if in certificated form, and (iii) cause AST as the Company's U.S. Transfer Agent and Registrar (the "Transfer Agent") to deliver the Exchange Shares in the form chosen in Item 2 above, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest.

3.
The Original Shares will be exchanged free of any encumbrances or other third-party rights whatsoever and with all shareholder rights attached to them. I/we acknowledge that this acceptance will only be regarded as valid if any third party with registered encumbrances or other third-party rights over the Original Shares has approved by signing this Letter of Transmittal that the Original Shares may be exchanged free of any encumbrances or other third-party rights with Exchange Shares. The undersigned represents and warrants that it has full power and authority to tender and exchange the Original Shares and to acquire Exchange Shares upon the exchange of such tendered Original Shares, and that, when the same are accepted for exchange, the tendered Original Shares will be good and unencumbered, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange of the tendered Original Shares.

4.
By tendering Original Shares and executing this Letter of Transmittal, the undersigned represents that (1) the Exchange Shares acquired pursuant to the Exchange Offer will be, and the Original Shares being tendered were, acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Shares, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Shares, (4) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended, and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned is a broker-dealer that will receive Exchange Shares for its own account in exchange for Original Shares that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such Exchange Shares to the extent required by applicable law or regulation or SEC pronouncement. By acknowledging that it will deliver and by delivering a Prospectus meeting the requirements of the Securities Act of 1933, as amended, in connection with any resale of such Exchange Shares, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended.

5.
Any holder of Original Shares using the Exchange Offer to participate in a distribution of the Exchange Shares (i) cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its interpretive letter with respect to Exxon Capital Holdings Corporation (available May 13, 1988) or similar interpretive letters and (ii) must comply with the registration and Prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction.

6.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Original Shares may be withdrawn at any time prior to the Expiration Date in accordance with the terms of this Letter of Transmittal. You may withdraw your tender of Original Shares at any time prior to the Expiration Date.

7.
For a withdrawal of tendered Original Shares to be effective, a written notice of withdrawal must be received by the Exchange Agent or the Company, at their addresses set forth above prior to the Expiration Date. Any such notice of withdrawal must: (i) specify the name of the person who tendered the Original Shares to be withdrawn; (ii) identify the Original Shares to be withdrawn; and (iii) be signed by the holder of such Original Shares in the same manner as the original signature on the Letter of Transmittal by which such Original Shares were tendered or be accompanied by (i) the documents required by the Exchange Agent to unblock the Original Shares and (ii) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder.

8.
All questions as to the validity, form and eligibility, including time of receipt, of such notices will be determined by the Company, and our determination shall be final and binding on all parties. Any Original Shares withdrawn will be considered not to have been validly tendered for exchange for the purposes of the Exchange Offer. Any Original Shares that have been tendered for exchange but that are not exchanged for any reason will be returned to you without cost promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Original Shares may be re-tendered at any time on or prior to the Expiration Date.

Place	Date	Binding Signature*	Telephone

*	If signed by power of attorney, the power of attorney (and with respect to companies, Certificate of Registration or similar documentation) shall be enclosed.
*	If signed by a person with signatory right, Certificate of Registration or similar documentation shall be enclosed.
*Please include all 6 pages when you return the completed and signed Letter of Transmittal.